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                                 PROMISSORY NOTE



$300,000.00                                                   April 8, 1996



         The undersigned, ALVIN H. CLEMENS ("Clemens"), hereby promises to pay to the order of PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation, the sum of Three Hundred Thousand and 00/100 ($300,000.00) Dollars, together with interest at the rate of five and one-third (5.33%) percent per annum. The Note shall be repayable interest only for two (2) years from the date hereof, the first interest payment being due and payable on April 8, 1997, and the second interest payment being due and payable on April 8, 1998; the entire principal balance, together with all accrued and unpaid interest thereon, shall be due and payable on April 8, 1999.

         The undersigned shall have the right to prepay in whole or in part any amounts due under this Note, without penalty.

         And further, the undersigned does hereby authorize and empower the Prothonotary, Clerk of Court or any Attorney of any Court of Record of Pennsylvania, or elsewhere, to appear for and to confess judgment against him for the above sum, as of any term, past, present or future, with or without declaration, with costs of suit, release of errors, without stay of execution, and with 15% added for collection fees; and the undersigned also waives the right of inquisition on any real estate that may be levied upon to collect this Note and does hereby voluntarily condemn the same and authorize the Prothonotary to enter upon the writ of execution his said voluntary condemnation, and he further agrees that said real estate may be sold on a writ of execution and he hereby waives and releases all relief from any and all appraisement, stay or exemption laws of any State, now in force or hereafter to be passed.




                                           -------------------------------------
                                                    ALVIN H. CLEMENS


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                          AMENDMENT TO PROMISSORY NOTE


        THIS AMENDMENT TO PROMISSORY NOTE ("Note") is made and dated as of the 8th day of April, 1997, by and between Alvin H. Clemens ("Clemens"), an individual residing at 907 Exeter Crest, Villanova, Pennsylvania, and PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation ("PAMCO").

                                   BACKGROUND

        A. Clemens executed and delivered to PAMCO a Promissory Note dated April 8, 1996 in the original principal amount of $300,000 (the "Note").

        B. The parties are desirous of amending the Note as hereinafter set forth.

        NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                  1. Principal Balance. The principal balance of the Note shall be increased to Six Hundred Thousand ($600,000) Dollars.

                  2. Repayment of Principal. The entire principal balance of the Note shall be due and payable in full on April 8, 1999.

                  3. Payment of Interest. The Note shall bear interest at the rate of five and one-third (5.33%) percent per annum through April 7, 1997, and shall bear interest at the rate of five and three-quarters (5.75%) percent per annum thereafter. Interest shall accrue and shall be due and payable, together with the principal balance, on April 8, 1999.

                  4. Ratification. As herein amended, the Note is ratified, approved, and affirmed, and remains in full force and effect.


        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Promissory Note as of the day and year first above-written.

Witness:


 /s/ Eva M. Seeton                            /s/ Alvin H. Clemens        (SEAL)
----------------------------------          ------------------------------------
                                                 ALVIN H. CLEMENS

                                            PROVIDENT AMERICAN CORPORATION
Attest:


 /s/ M. F. Beausang, Jr.                    By:  /s/ James O. Bowles
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M. F. Beausang, Jr., Secretary                      James O. Bowles, President